EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 6 to Form S-1 Registration Statement of Yubo International Biotech Limited of our report dated April 15, 2022 relating to the consolidated financial statements of Yubo International Biotech Limited for the years ended December 31, 2021 and 2020 included in this Amendment.

We also consent to the reference to the Firm under the heading “Experts” in such Amendment.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

April 20, 2022